CONSECO, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


     The following unaudited pro forma consolidated financial statements of Conseco, Inc. and its consolidated subsidiaries ("Conseco" or the "Company") present Conseco's financial position and results of operations as of and for the year ended December 31, 1995, giving pro forma effect to several transactions which occurred during 1995 and the first quarter of 1996, as described in the notes accompanying the pro forma consolidated financial statements.

     The pro forma consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transactions had occurred at the dates indicated. Furthermore, the pro forma consolidated financial statements are not intended to be indicative of Conseco's future financial position or future results of operations and should be read in conjunction with the historical consolidated financial statements and related notes thereto included in Conseco's Form 10-K for the year ended December 31, 1995.

                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1995
                             (Dollars in millions)
                                 (unaudited)


                                                                                             Pro forma      Pro forma      Conseco
                                                             Conseco                        adjustments    adjustments    pro forma
                                                           as reported     Pro forma        reflecting      reflecting     totals
                                                           for the year   adjustments       additional       various       (before
                                                             ended       reflecting the      ownership        other          LPG
                                                            12/31/95      CCP Merger          of BLH       transactions    Merger)
                                                            --------      ----------          ------       ------------    -------
Revenues:
   Insurance policy income                                  $ 1,465.0         $  -           $  (0.1)(11)  $     -        $ 1,464.9
   Investment activity:
     Net investment income                                    1,142.6          (0.7) (1)       (0.2)(11)                   1,138.5
                                                                               (2.7) (2)       (0.5)(9)
     Net trading income                                           2.5                                                          2.5
     Net realized gains                                         186.4                          (0.7)(11)                     185.7
   Fee revenue                                                   33.9                                                         33.9
   Restructuring income                                          15.2                                                         15.2
   Other income                                                   9.7                          (0.3)(11)                       9.4
                                                             ---------     ---------         -------         -------       --------

             Total revenues                                   2,855.3          (3.4)           (1.8)                       2,850.1
                                                            ---------     ---------         -------         -------       --------

Benefits and expenses:
   Insurance policy benefits                                  1,075.5                                                      1,075.5
   Change in future policy benefits                              32.0                          (1.1)(11)                      30.9
   Interest expense on annuities and financial products         585.4                          (0.2)(11)                     585.2
   Interest expense on notes payable                            119.4          15.6  (3)       (0.8)(11)       (5.1)(14)     110.7
                                                                               (0.9) (4)        7.1 (10)      (18.4)(15)
                                                                                                               (6.2)(16)
   Interest expense on investment borrowings                     22.2                                                         22.2
   Amortization related to operations                           203.6           1.5  (5)        2.7 (11)                     207.8
   Amortization related to realized gains                       126.6                          (0.6)(11)                     126.0
   Other operating costs and expenses                           272.1                           0.3 (11)                     272.4
                                                            ---------     ---------         -------         -------       --------

            Total benefits and expenses                       2,436.8          16.2             7.4           (29.7)       2,430.7
                                                            ---------     ---------         -------         -------       --------

            Income before income taxes, minority interest
                 and extraordinary charge                       418.5         (19.6)           (9.2)           29.7          419.4
Income tax expense                                               87.0          (6.9) (6)       (2.1)(13)       10.4(17)      163.3
                                                                                8.4  (7)       66.5 (12)
                                                            ---------     ---------         -------         -------       --------
            Income before minority interest and
                 extraordinary charge                           331.5         (21.1)          (73.6)           19.3          256.1
Less minority interest                                          109.0         (23.2) (8)      (15.3)(11)        2.5(18)       72.5
                                                                                               (0.5)(18)
                                                            ---------     ---------         -------         -------       --------

            Income before extraordinary charge             $    222.5     $     2.1        $  (57.8)       $   16.8       $  183.6
                                                            =========     =========         =======         =======       ========

Earnings per common share and common equivalent share:

            Primary:
                 Weighted average shares outstanding             43.0                                           7.5(19)       50.5
                                                            =========                                       =======       ========
                 Income before extraordinary charge             $4.74                                                        $3.27
                                                            =========                                                     ========

            Fully diluted:
                 Weighted average shares outstanding             52.2                                           7.5(19)       59.7
                                                            =========                                       =======       ========
                 Income before extraordinary charge             $4.26                                                        $3.07
                                                            =========                                                     ========

          The accompanying notes are an integral part of the pro forma consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1995
                                  (Unaudited)
                             (Dollars in millions)



                                                                                                       Conseco
                                                                               Pro forma              pro forma
                                                                               adjustments              totals
                                                                               reflecting              (before
                                                              Conseco           various                  LPG
                                                            as reported       transactions             merger)
                                                            -----------       ------------             -------

  Assets:
     Investments:
         Actively managed fixed maturity securities
           at fair value                                    $12,963.3              $ -             $ 12,963.3
         Equity securities at fair value                         36.6                                    36.6
         Mortgage loans                                         339.9                                   339.9
         Credit - tenant loans                                  259.1                                   259.1
         Policy loans                                           307.6                                   307.6
         Other invested assets                                   91.2                                    91.2
         Short - term investments                               189.9               258.0 (15)          172.8
                                                                                   (247.6)(15)
                                                                                    306.3 (16)
                                                                                   (179.7)(16)
                                                                                   (110.5)(16)
                                                                                    (43.6)(16)
         Assets held in separate accounts                       227.0                                   227.0
                                                             ---------              -------          ---------

            Total investments                                14,414.6                (17.1)          14,397.5

     Accrued investment income                                  207.8                                   207.8
     Cost of policies purchased                               1,030.7                                 1,030.7
     Cost of policies produced                                  391.0                                   391.0
     Reinsurance receivables                                     84.8                                    84.8
     Goodwill, net of accumulated amortization                  894.1                 29.8(16)          923.9
     Property and equipment at cost, net of accumulated
         depreciation                                            88.7                                    88.7
     Securities segregated for the future redemption of
         redeemable preferred stock of a subsidiary              39.2                                    39.2
     Other assets                                               146.6                                   146.6
                                                           ----------              -------         ----------

            Total assets                                   $ 17,297.5              $  12.7         $ 17,310.2
                                                           ==========              =======         ==========

                            (continued on next page)







          The accompanying notes are an integral part of the pro forma consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET, continued
                               December 31, 1995
                                  (Unaudited)
                             (Dollars in millions)



                                                                                                          Conseco
                                                                                Pro forma                pro forma
                                                                                adjustments                totals
                                                                                reflecting                (before
                                                                 Conseco         various                    LPG
                                                               as reported      transactions               merger)
                                                               -----------      ------------               -------
Liabilities:
     Insurance liabilities                                      $ 13,378.4      $     -                  $ 13,378.4
     Income tax liabilities                                           93.3           (6.1)(15),(16)            87.2
     Investment borrowings                                           298.1                                    298.1
     Other liabilities                                               329.6           (2.6)(15)                319.9
                                                                                     (7.1)(16)
     Liabilities related to separate accounts                        227.0                                    227.0
     Notes payable of Conseco                                        871.4         (242.7)(15)                628.7
     Notes payable of  Partnership II entities, not direct
         obligations of Conseco                                      283.2                                    283.2
     Notes payable of Bankers Life Holding Corp., not direct
         obligations of Conseco                                      301.5          306.3 (16)                340.0
                                                                                   (110.0)(16)
                                                                                   (157.8)(16)
                                                                 ---------      ---------                ----------

            Total liabilities                                     15,782.5         (220.0)                 15,562.5
                                                                 ---------      ---------                ----------

Minority interest                                                    403.3           (1.0)(16)                388.5
                                                                                    (13.8)(16)
Shareholders' equity:
     Preferred stock                                                 283.5                                    283.5
     PRIDES                                                                         267.1 (15)                267.1
     Common stock and additional paid-in capital                     157.2           (9.1)(15)                148.1
     Unrealized appreciation of securities, net:
         Fixed maturity securities                                   112.6                                    112.6
         Equity securities                                             0.1                                      0.1
     Retained earnings                                               558.3           (1.5)(15)                547.8
                                                                                     (9.0)(16)
                                                                ----------      ---------                ----------

            Total shareholders' equity                             1,111.7          247.5                   1,359.2
                                                                ----------      ---------                ----------

            Total liabilities and shareholders' equity          $ 17,297.5      $    12.7                $ 17,310.2
                                                                ==========      =========                ==========








          The accompanying notes are an integral part of the pro forma consolidated financial statements.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


      BASIS OF PRESENTATION

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995, of Conseco is presented as if the following transactions had occurred on January 1, 1995: (i) the acquisition of all of the outstanding common stock of CCP Insurance, Inc. ("CCP"), not owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (ii) the increase in Conseco's ownership of Bankers Life Holding Corporation ("BLH") to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (iii) the issuance of 4.37 million shares of Preferred Redeemable Increased Dividend Equity Securities, 7% Convertible Preferred Stock ("PRIDES") in January 1996; (iv) the BLH tender offer for its senior subordinated notes due 2002 and related financing transactions completed in March 1996; and (v) the debt restructuring of American Life Group, Inc. ("AGP") in the fourth quarter of 1995.

     The unaudited pro forma consolidated balance sheet of Conseco is presented as if the following transactions, all of which occurred in 1996, had occurred on December 31, 1995: (i) the issuance of the PRIDES; (ii) the 1996 repurchase of BLH common stock by BLH; and (iii) the BLH tender offer and related financing transactions.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, CCP and BLH and should be read in conjunction with their respective financial statements and notes. The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in Conseco's Annual Report on Form 10-K for the year ended December 31, 1995. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had those transactions occurred as presented, nor the results of future operations, nor do they reflect additional benefits (such as cost savings) that might have resulted if the transactions had occurred on January 1, 1995.

     In March 1996, Conseco and Life Partners Group, Inc. ("LPG") signed a definitive merger agreement, whereby LPG would become a wholly owned subsidiary of Conseco (the "Merger"). These pro forma consolidated financial statements do not include the pro forma effect of the Merger.

     PRO FORMA ADJUSTMENTS

     Transactions relating to the acquisition of all of the outstanding common stock of CCP

     Effective August 31, 1995, Conseco acquired all of the common stock of CCP, not previously owned by Conseco, in a transaction pursuant to which CCP was merged with and into Conseco, with Conseco being the surviving corporation. In the transaction, CCP's former shareholders, other than Conseco, received $23.25 in cash per common share. This transaction and the related financing transaction are referred to herein as the "CCP Merger." Conseco entered into a credit agreement (the "Conseco Credit Facility") to finance the CCP Merger. Hereinafter "CCP" refers to CCP or the former subsidiaries of CCP which are wholly owned subsidiaries of Conseco after the CCP Merger.

     The sources and uses of the financing to complete the CCP Merger are summarized below (dollars in millions):

              Sources of funds:
                 Conseco Credit Facility...................................   $530.0
                 Cash on hand..............................................      9.7
                                                                              ------

                    Total sources..........................................   $539.7
                                                                              ======
              Uses of funds:
                 Purchase of all outstanding common stock of
                    CCP, not owned by Conseco..............................   $281.8
                 Repayment of revolving credit facility of Conseco.........    250.0
                 Debt issuance and other transaction costs.................      7.9
                                                                              ------


                    Total uses.............................................   $539.7
                                                                              ======

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


     The pro forma adjustments are applied to the historical consolidated statement of operations of Conseco and CCP using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of CCP not already owned by Conseco is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The total purchase cost of the ownership interests in CCP acquired by Conseco in previous acquisitions was allocated to the assets and liabilities acquired based on the relative fair values as of the dates of their respective acquisitions. Therefore, the values of the assets and liabilities of CCP included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (i) the portion of CCP's net assets acquired by Conseco in the initial acquisitions of CCP's subsidiaries made by Conseco Capital Partners, L.P. is valued as of those respective acquisition dates; and (ii) the portion of CCP's net assets acquired in the CCP Merger is valued as of the date of acquisition.

     Adjustments to give effect to the CCP Merger as though it occurred on January 1, 1995, are summarized below:

     (1) Net investment income is reduced to reflect the reduction in short-term investments for cash used to complete the CCP Merger and for the purchase of CCP's common stock by CCP in 1995 as if such transactions were completed on January 1, 1995.

     (2) Net investment income related to the ownership acquired in the CCP Merger is adjusted to reflect the changes in cost basis of: (i) fixed maturity investments; (ii) mortgage loan investments; (iii) credit-tenant loans; and (iv) short-term investments, as a result of recording such investments at their estimated fair value as of January 1, 1995, reflecting the interest rate environment which existed at the date of the CCP Merger.

     (3) Interest expense is increased to reflect the borrowings made under the Conseco Credit Facility at an interest rate of 7.5 percent, partially offset by a reduction in interest expense due to the repayment of the revolving credit agreement of Conseco. Interest expense also reflects the amortization of debt issuance costs.

           A change in interest rates on the Conseco Credit Facility of .5 percent would result in: (i) an increase (or decrease) in pro forma interest expense of $1.4 million for the year ended December 31, 1995, and (ii) a decrease (or increase) in pro forma net income of $.9 million for the same period.

     (4) Interest expense on notes payable of CCP is adjusted to reflect the interest rate environment which existed at the date of the CCP Merger.

     (5) The amortization of cost of policies produced related to the ownership interest acquired in the CCP Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates averaging approximately 5.5 percent). Such adjustment reflects the interest rate environment which existed at the date of the CCP Merger. In addition, amortization of goodwill is adjusted to reflect goodwill recorded in connection with the CCP Merger.

     (6) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (7) The tax benefit of $8.4 million recognized as a result of the release of deferred tax previously accrued on income related to CCP is eliminated. Such deferred tax is no longer required because the CCP Merger was completed without incurring additional tax.

     (8) Minority interest is adjusted to reflect Conseco's increased ownership interest in AGP as a result of its increased interest in CCP.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



     Transactions relating to acquisition of additional shares of BLH

     During the first six months of 1995, Conseco purchased 12.8 million common shares of BLH for $262.4 million in open market and negotiated transactions. The shares purchased represented 24 percent of the outstanding shares of BLH common stock, increasing Conseco's ownership of BLH to 82 percent (85 percent including shares of BLH owned by CCP). The acquisition was funded with available cash, proceeds from revolving credit agreements and a $32.0 million loan from CCP. In addition, during 1995 and the first three months of 1996, BLH repurchased 3.5 million shares of its common stock at a cost of $69.6 million, resulting in an increase in Conseco's ownership interest in BLH to 90.5 percent as of March 31, 1996. The acquisition was accounted for using the step acquisition method of accounting. Under this method, the total purchase cost of the BLH common stock acquired by Conseco was allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The total purchase cost of the ownership interest in BLH acquired by Conseco in previous acquisitions was allocated to those assets and liabilities acquired based on their relative fair values as of the dates of the respective acquisitions. Therefore, the values of the assets and liabilities of BLH included in Conseco's historical consolidated financial statements represent the combination of the following values: (i) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (ii) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (iii) the portion of BLH's net assets acquired during 1995 is valued as of the date of their purchase (June 30, 1995, for accounting convenience); and (iv) the portion of BLH's net assets owned by minority interests is valued based on a combination of (i) above and the historical bases of the net assets acquired in the initial acquisition in 1992.

     Adjustments to give effect to the acquisition of additional shares of BLH are summarized below:

     (9) Net investment income is reduced to reflect the reduction in short-term investments as if BLH common stock purchases made using available cash were completed on January 1, 1995.

     (10) Interest expense is adjusted to reflect the increase in notes payable as if BLH common stock purchases made using the proceeds of notes payable were completed on January 1, 1995.

     (11) As described above, the purchase of additional shares of BLH is accounted for as a step acquisition. The accounts for BLH are adjusted to reflect the step acquisition method of accounting as if the purchases of BLH common stock during 1995 were completed on January 1, 1995.

     (12) The tax benefit of $66.5 million recognized as a result of the release of deferred tax previously accrued on income related to BLH is eliminated. Such deferred tax is no longer required since Conseco is permitted to file a consolidated tax return with BLH and the income to which this tax relates can be distributed to Conseco without the payment of tax.

     (13) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     Pro Forma Adjustments for Various Other Transactions

     (14) In the fourth quarter of 1995, AGP made a $30.0 million unscheduled principal payment on its existing senior term loan using the proceeds from the issuance of common stock in a private placement transaction. In addition, a wholly owned subsidiary of AGP executed a $225 million credit facility (the "AGP Credit Facility") and simultaneously borrowed $125.0 million under the AGP Credit Facility. Such proceeds were used to repay the remaining principal balance under the existing senior term loan. Interest expense is adjusted to reflect the unscheduled $30.0 million payment on the senior term loan and the more favorable interest rate structure of the AGP Credit Facility.

     (15) On January 23, 1996, Conseco completed the offering of 4.37 million shares of PRIDES. Proceeds from the offering of approximately $258 million (after underwriting and other associated costs) were used to repay amounts outstanding under the Conseco Credit Facility.

                         CONSECO, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

           Each share of PRIDES will pay dividends at the annual rate of 7 percent of the $61.125 liquidation preference per share (equivalent to an annual amount of $4.279 per share), payable quarterly. On February 1, 2000, unless either previously redeemed by Conseco or converted at the option of the holder, each share of PRIDES will mandatorily convert into two shares of Conseco common stock, subject to adjustment in certain events. Shares of PRIDES are not redeemable prior to February 1, 1999. During the period February 1, 1999 through February 1, 2000, Conseco may redeem any or all of the outstanding shares of PRIDES. Upon such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Conseco common stock equal to (A) the sum of (i) $62.195, declining to $61.125 after February 1, 1999, and (ii) accrued and unpaid dividends divided by (B) the market price of Conseco common stock at such date, but in no event less than 1.71 shares of Conseco common stock. The following summarizes the sources and uses of funds related to this transaction (dollars in millions):

           Sources of funds:
              Gross proceeds from issuance of PRIDES................................................... $267.1
              Underwriting and other transaction expenses (charged to paid-in capital).................   (9.1)
                                                                                                        ------

                      Net proceeds.....................................................................  258.0

           Uses of funds:
              Principal repaid on Conseco Credit Facility.............................................. (245.0)
              Payment of accrued interest..............................................................   (2.6)
                                                                                                        ------

                      Funds available.................................................................. $ 10.4
                                                                                                        ======


           Interest expense is adjusted to reflect the repayment of a portion of the Conseco Credit Facility using a portion of the proceeds from the issuance of the PRIDES. In addition, retained earnings and income tax liabilities are adjusted to reflect an extraordinary charge of $1.5 million (net of a $.8 million tax benefit) related to the early retirement of the debt.

     (16) In March 1996, BLH completed a tender offer pursuant to which it repurchased $148.3 million principal amount of its 13 percent senior subordinated notes for $173.2 million. The repurchase was made using the proceeds from a revolving credit facility entered into in February 1996. Maximum principal amounts which can be borrowed under the agreement total $400 million (including a competitive bid facility in the aggregate principal amount of up to $100 million). Amounts borrowed under the new facility are due in 2001 and accrue interest at a rate of LIBOR plus an applicable margin of between 50 and 75 basis points, depending on BLH's ratio of consolidated net worth. Additional proceeds were borrowed under the agreement to repay the existing $110 million principal balance due under the bridge loan facility and for other corporate purposes. The following summarizes the sources and uses of funds related to the tender offer and related financing transactions:

           Sources of funds:
               Amounts borrowed under $400 million revolving credit agreement................   $310.0
                                                                                                ======

           Uses of funds:
               Related to 13 percent senior subordinated notes:
                  Principal tendered.........................................................   $148.3
                  Premium paid in tender offer...............................................     24.8
                  Payment of accrued interest................................................      6.6
               Related to bridge loan facility:
                  Principal repaid ..........................................................    110.0
                  Payment of accrued interest................................................       .5
               Debt issuance costs...........................................................      3.7
               Other corporate purposes, including repayment
                  of amounts borrowed to purchase BLH common stock...........................     16.1
                                                                                                ------

                           Total uses........................................................   $310.0
                                                                                                ======

                         CONSECO, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


           Interest expense is adjusted to reflect reduced interest expense on the $148.3 million principal balance of BLH's senior subordinated notes which were tendered, offset by interest expense on amounts borrowed under the BLH revolving credit facility. In addition, retained earnings, minority interest and income tax liabilities are adjusted to reflect an extraordinary charge on the early retirement of the debt.

           During the first three months of 1996, BLH repurchased shares of its common stock increasing Conseco's ownership in BLH to 90.5 percent. Such repurchases were made using available cash and a loan from a subsidiary which was repaid using a portion of the proceeds from the BLH revolving credit facility. Goodwill is adjusted to reflect the excess of the cost to purchase such shares over the net book value of BLH.

     (17) All pro forma adjustments to operations are tax affected based on the appropriate rate for the specific item.

     (18) The deduction for the minority interests' share of the pro forma adjustments is recognized.

     (19) Primary and fully diluted weighted average shares outstanding are adjusted to reflect the issuance of the PRIDES.